State of Delaware
Secretary of State
Division of Corporations
Delivered 04:38 PM 06/02/2006
FILED 03:16 PM 06/02/2006
SRV 060536939 - 4082533 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company:

SILVER SHIP HOLDINGS, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

Pursuant to the provisions of Section 18-202, the amendment to the Certificate of Formation effected by this Certificate of Amendment is to change the address of the registered office of the limited liability company in the State of Delaware to 615 South DuPont Highway, City of Dover, County of Kent, State of Delaware 19901, and to change the name of the registered agent of the limited liability company in the State of Delaware at the said address to National Corporate Research, Ltd.

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 2nd day of JUNE, A.D. 2006.

SILVER SHIP HOLDINGS, LLC
By: /s/ Frederick H. Fogel
Name: Frederick H. Fogel
Title: Authorized Signatory